                                                                     Exhibit 4.1

                                 March 23, 2000



Health Management Associates, Inc.
5811 Pelican Bay Blvd., Suite 500
Naples, FL 34108-2710

Attn: Robert E. Farnham

Gentlemen:

     This letter agreement (this "Agreement") documents the parties' understandings relative to an extension of credit by FIRST UNION NATIONAL BANK ("Bank"), a national banking association, to HEALTH MANAGEMENT ASSOCIATES, INC. ("Borrower"), a Delaware corporation. Bank and Borrower agree as follows:

1.        Definitions.  As used in this Agreement, the capitalized terms defined
          -----------
below have the respective meanings ascribed to them:

          "Advance" means an advance to Borrower of proceeds of the Loan
           -------
pursuant to this Agreement, on any given Advance Date.

          "Advance Date" means the date as of which an Advance is made.
           ------------

          "Business Day" means a weekday on which commercial banks are open for
           ------------
business in Tampa, Florida.

          "Commitment Expiration" means December 31, 2000, or such earlier date
           ---------------------
that Borrower terminates its cash management arrangements with Bank.

          "Default" has the meaning set forth in section 8.
           -------

          "Default Rate" means the highest lawful rate of interest, under
           ------------
Florida law, per annum specified in any Note to apply after a default under such Note or, if no such rate is specified, a rate equal to the lesser of (a) two (2) percentage points above the contract rate on the Loan otherwise in effect from time to time or (b) the highest rate of interest allowed by law.

          "GAAP" means Generally Accepted Accounting Principles as defined by
           ----
the Financial Accounting Standards Board or its successor as in effect at the time any calculation is required to be made under this Agreement or any financial statement or report is prepared pursuant to it.

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March 23, 2000




          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government.

          "Liabilities" means all current and future liabilities, obligations,
           -----------
and indebtedness (including interest thereon and any renewals, extensions, or modifications) of Borrower owing to Bank pursuant to the Loan, the Note, this Agreement, or the Loan Documents, whether now due or to become due, and whether now existing or later created, advanced or contracted.

          "Loan" means the loan or loans from Bank to Borrower described in
           ----
section 2 and evidenced by the Note.

          "Loan Commitment" means the obligation of Bank to make Advances with
           ---------------
respect to the Loan pursuant to section 2 of this Agreement.

          "Loan Documents" mean the Note, this Agreement, and all other
           --------------
documents and agreements necessary or appropriate to document and effectuate the Loan.

          "Master Credit Facility" means the credit facility established by
           ----------------------
Borrower pursuant to the Credit Agreement dated November 30, 1999, and any amendments, renewals, and substitutions for that facility.

          "Maximum Loan Amount" means $15,000,000 or such other amount to which
           -------------------
Bank consents in writing from time to time.

          "Note" means the promissory note dated the same date at this
           ----
Agreement, executed by Borrower in favor of Bank, in the face amount of the Maximum Loan Amount, and any renewal, modification, extension, or consolidation of the Note.

          "Permitted Liens" means
           ---------------

          (a) Liens securing the Liabilities;

          (b) Liens securing Borrower's obligations under the Master Credit Facility;

          (c) Liens for taxes and other statutory liens, landlord's liens, and similar liens arising by operation of law, so long as the obligations secured thereby are not past due or are being contested as permitted herein;

          (d) Liens permitted under the Master Credit Facility; and

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Health Management Associates, Inc.
March 23, 2000





          (e) such other Liens to which Bank consents in writing from time to time.

          "Person" means any natural person, corporation, unincorporated
           ------
organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, limited liability company, any government, or any agency or political subdivision of any government.

          "Prime Rate" means that index rate of interest per annum announced
           ----------
from time to time by Bank (or its successor) as its "Prime Rate" or "Prime Lending Rate" (which rate shall not necessarily be the best or lowest rate for any particular type of loan or for loans to any particular class or category of customer). A change in the Prime Rate will become effective from the beginning of the day on which such change is announced by Bank.

          "Requirement of Law" means, as to any Person, the articles of
           ------------------
incorporation and bylaws or other organizational or governing documents of the person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority in each case applicable to or binding on the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means a financial officer of Borrower.
           -------------------

          "Subsidiary"  means any corporation, partnership, or other Person in
           ----------
which Borrower, directly or indirectly, owns more than fifty percent (50%) of the stock, capital, or income interests, or other beneficial interests, or which is effectively controlled by Borrower.

          2.   Loan.  Subject to the terms and conditions of this Agreement,
               ----
Bank shall make available to Borrower loans for short-term working capital in a total principal amount not to exceed the Maximum Loan Amount (the "Loan"). The Loan is to be used by Borrower solely to facilitate day-to-day cash management needs in conjunction with services provided by Bank. Borrower shall execute and deliver to Bank the Note, which will evidence the outstanding principal balance of the Loan, as it may change from time to time, and provide for accrual and payment of interest and repayment in accordance with the terms of this Agreement. Advances under the Loan will be subject to the following terms:

          (a) Borrower may borrow, repay, and reborrow from time to time from the Loan for a period from the date of this Agreement to the earlier of the Commitment Expiration or the termination of the Loan Commitment pursuant to section 8 of this Agreement.

          (b) The outstanding balance of the Loan may increase and decrease from time to time, and Advances thereunder may be repaid and reborrowed, but the total of Advances outstanding at any one time under the Loan shall never exceed the Maximum

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Health Management Associates, Inc.
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     Loan Amount. Borrower immediately shall pay to Bank any such excess. Bank may, in its discretion, make or permit to remain outstanding Advances to Borrower under the Loan in excess of the Maximum Loan Amount, which will become part of the Loan and the indebtedness under the Note, bear interest as provided in the Note, be payable upon demand, and be entitled to all rights and benefits under this Agreement and under all other Loan Documents.

          (c) Borrower shall repay on the Commitment Expiration all Advances and accrued interest under the Loan not previously repaid.

          (d) Borrower shall make all payments of interest and principal under the Note without setoff or counterclaim, in immediately available funds, at Bank's offices set forth in this Agreement, and in such coin or currency of the United States of America that at the time of payment is legal tender for the payment of public and private debt.

          (e) Borrower may prepay the principal balance of the Loan, in whole or in part, at any time without premium or penalty.

          3.   Computation and Payment of Interest.
               -----------------------------------

          (a) From the date of this Agreement to and including the Commitment Expiration, the outstanding principal balance of the Loan shall bear interest until paid in full at a rate per annum equal to the Prime Rate minus one-quarter of one percent ( 1/4%).

          (b) Borrower shall pay interest monthly on the outstanding principal balance of the Loan, on the last day of each month beginning on the first of such days to occur after an Advance has been made.

          (c) All interest and fees under the Note or this Agreement will be calculated on a 365-day year for the actual number of days elapsed in an interest period (actual/365 method).

          (d) Any payments not made as and when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Rate from the date due until paid, payable on demand.

          4.   Conditions Precedent to Initial Advance.  In addition to any
               ---------------------------------------
other requirement set forth in this Agreement, Bank will not make the initial Advance under the Loan unless and until the following conditions have been satisfied, in the sole opinion of Bank and its counsel:

          (a) Cash Management System.  Borrower has entered into the cash
              ----------------------
     management system with Bank contemplated by this Agreement.

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Health Management Associates, Inc.
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          (b) Loan Documents.  Borrower and each other party to any Loan
              --------------
     Documents, as applicable, have executed and delivered this Agreement and the Note.

          (c) Closing Certificate.  Borrower has delivered to Bank an incumbency
              -------------------
     certificate and certified resolutions of the board of directors (or other appropriate persons) of Borrower authorizing the execution, delivery, and performance of the Loan Documents.

          (d) Opinion Letter.  Borrower has delivered to Bank a favorable
              --------------
     opinion letter of Borrower's general counsel in form and substance satisfactory to Bank and its counsel.

          (e) Additional Matters.  All corporate and other proceedings, and all
              ------------------
     documents, instruments, and other legal matters in connection with the transactions contemplated by this Agreement and the Loan Documents, must be satisfactory in form and substance to Bank, and Bank must have received any of the documents, legal opinions, and other opinions pertaining to any aspect or consequence of the transaction contemplated by this Agreement that it reasonably requests.

          5.   Conditions Precedent to Each Advance.  The following conditions,
               ------------------------------------
in addition to any other requirement set forth in this Agreement, must have been satisfied or performed by each Advance Date, in the sole opinion of Bank and its counsel:

          (a) Accuracy of Representations.  All representations and warranties
              ---------------------------
     made by Borrower in this Agreement or otherwise in writing in connection with this Agreement are true and correct as if made on and as of the proposed Advance Date, and at Bank's request, Borrower has so certified in an Advance Request.

          (b) No Default.  No Default has occurred and is continuing, and
              ----------
     Borrower has so certified in the Advance Request.

          6.   Representations and Warranties.  Unless otherwise specified, the
               ------------------------------
following representations and warranties will be deemed made as of the date of this Agreement and as of the Advance Date of any Advance by Bank to Borrower. Borrower represents and warrants to Bank as follows:

          (a) Financial Condition.  The financial statements of Borrower, copies
              -------------------
     of which have been furnished to Bank, are complete and correct and fairly represent the financial condition of Borrower as of that date and the results of its operations and its cash flow for the applicable fiscal year or interim period then ended. As of the date of its most recent balance sheet, December 31, 1999, furnished by Borrower to Bank (the "Balance Sheet Date"), Borrower had no other material liabilities or obligations

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Health Management Associates, Inc.
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     (including contingent, indemnity, or suretyship obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments) not reflected in the balance sheet or in the notes to it. All financial statements of Borrower previously furnished to Bank were prepared in accordance with GAAP applied on a consistent basis. Since the Balance Sheet Date, there has not been any material adverse change in the financial condition of Borrower.

          (b) Corporate Organization and Authority; Compliance with Law.
              ---------------------------------------------------------
     Borrower (i) is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation and (ii) has all requisite power and authority, and the legal right to own its assets and to conduct its business as now conducted and to execute, deliver, and perform this Agreement and the other Loan Documents, and to borrow under this Agreement. Borrower further (x) is in compliance in all material respects with all Requirements of Law applicable to it, (y) possesses all governmental franchises, licenses, and permits that are necessary to own or lease its assets and to carry on its business as now conducted, and (z) is qualified to transact business as a foreign corporation or organization in any jurisdiction in which such qualification is necessary.

          (c) Authorization and Validity of Agreements.  The execution, delivery
              ----------------------------------------
     and performance by Borrower of the Loan Documents and Borrower's borrowings pursuant to this Agreement: (i) have been duly authorized by all requisite action of Borrower; (ii) will not conflict with the articles of incorporation or bylaws of Borrower; and (iii) will not require any registration with, or consent or approval of, or other act by any Government Authority. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered to Bank on behalf of Borrower. In addition, the Note, this Agreement, and the other Loan Documents, when executed and delivered to Bank, will be valid and legally binding obligations of Borrower enforceable against Borrower in accordance with their terms.

          (d) No Legal Bar.  The execution, delivery, and performance by
              ------------
     Borrower of this Agreement and the other Loan Documents, Borrower's borrowings pursuant to this Agreement, and use of the loan proceeds, will not to the best knowledge of Borrower violate any Requirement of Law applicable to Borrower or constitute a breach or violation of, a default under, or require any consent under, any of its material contractual obligations.

          (e) No Material Litigation.  No litigation, investigation, or
              ----------------------
     proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Borrower, threatened by or against Borrower or against any of its respective businesses, properties, or revenues (i) with respect to any of the Loan Documents or any of the transactions contemplated by them, or (ii) which could have a material adverse effect on the assets, business, operations, property, or condition (financial or other) of Borrower.

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Health Management Associates, Inc.
March 23, 2000




          (f) No Default.  To the best knowledge of Borrower, no Default or
              ----------
     event that with notice or the passage of time or both would constitute a Default has occurred and is continuing. Borrower is not in default under or with respect to the Master Credit Facility or any material Contractual Obligations.

          (g) Full Disclosure.  All information furnished by Borrower to Bank
              ---------------
     concerning Borrower, its financial condition, or otherwise for the purpose of obtaining credit for the Borrower is, or will be at the time the same is furnished, accurate and correct in all material respects.

          7.   Covenants.  From the date of this Agreement and until payment in
               ---------
full of the Liabilities and formal termination of this Agreement, Borrower shall comply fully with the following provisions:

          (a) Investigation of Borrower.  Borrower shall:  (i) give agents and
              -------------------------
     representatives of Bank, upon reasonable notice, access during normal business hours to its business premises, offices, properties, books, records, and information; (ii) permit agents and representatives of Bank to make such audit and examination thereof, and conduct such other investigation, as they consider appropriate to determine and verify its assets, business, operation, property, or condition (financial or other) and to consummate the transactions contemplated by this Agreement; and
     (iii) furnish to Bank and its agents and representatives such additional information with respect to its business and affairs as Bank or they reasonably request from time to time. Borrower shall bear the costs of such audits, reports, and inspections.

          (b) Conduct of Business.  Borrower shall (i) conduct and maintain its
              -------------------
     present business in the ordinary course; (ii) maintain itself at all times as a corporation organized and validly existing in good standing under the laws of its state of incorporation; and (iii) comply in all material respects with all Requirements of Law and Contractual Obligations applicable to it and its business and properties.

          (c) Use of Loan Proceeds.  Borrower shall use the proceeds of the Loan
              --------------------
     only to facilitate the cash management arrangement contemplated by this Agreement and furnish to Bank all evidence that it may reasonably require with respect to such use.

          (d) Notices.  Borrower promptly shall notify Bank of:  (i) any
              -------
     Default, (ii) a default in the performance of, or compliance with, any Requirement of Law or Contractual Obligation of Borrower that might reasonably be expected to have a material adverse effect on Borrower; (iii) any litigation, dispute, or proceeding that is pending or known by Borrower's officers to be threatened against Borrower and that might involve a claim for damages or a request for injunctive, enforcement, or other relief that, if granted, might reasonably be expected to have a material adverse effect on Borrower; (iv) a change in either the name or the principal place of business of

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Health Management Associates, Inc.
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     Borrower or the office where its books and records are kept; and (v) a material adverse change in the assets, business, operations, property, or condition (financial or other) of Borrower. Borrower shall provide with each notice pursuant to this section a statement of a Responsible Officer setting forth details of the occurrence referred to in the notice and stating what action Borrower proposes to take with respect to it.

          (e) Financial Statements and Periodic Reports.  Borrower shall keep
              -----------------------------------------
     true books, records, and accounts that completely, accurately, and fairly reflect all dealings and transactions relating to its assets, business, and activities and shall record all transactions in such manner as is necessary to permit preparation of its financial statements in accordance with GAAP applied on a Consistent Basis. Borrower shall furnish to Bank:

          (i) Quarterly Reports.  As soon as available and in any event within
              -----------------
          45 days after the end of each calendar quarter, an income statement and a balance sheet of Borrower prepared in accordance with GAAP applied on a Consistent Basis as of the end of such month and year-to-date, each certified by a Responsible Officer of Borrower as being true and accurate;

          (ii) Annual Reports.  Within 90 days after the end of each fiscal
               --------------
          year, an income statement and a reconciliation of surplus statement of Borrower for such year, and a balance sheet as of the end of such year, prepared in accordance with GAAP applied on a Consistent Basis, certified without qualification by Borrower's independent accountants.

     The financial statements required above shall be in consolidated and, if required by Bank, consolidating form for Borrower and all Subsidiaries required by GAAP to be consolidated for financial reporting purposes. In addition to the financial statements required herein, Bank reserves the right to require from time to time other or additional financial or other information concerning Borrower.

          (f) Certificates; Other Information.  Borrower shall furnish to Bank:
              -------------------------------

               (i) concurrently with the delivery of the annual financial statements referred to in section 6(e)(ii), a certificate from its independent accountants stating that after reviewing the financial statements, the accountants do not know of any Default by Borrower under this Agreement or the other Loan Documents;


               (ii) concurrently with the delivery of the annual and quarterly financial statements referred to in section 7(e), a certificate from a Responsible Officer (x) containing computations confirming Borrower's compliance with the financial covenants in the Master Credit Facility, and (y) stating that the officer

                                      26
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Health Management Associates, Inc.
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          does not know of any Default by Borrower under this Agreement or the other Loan Documents; and

               (iii) all other information regarding the affairs of Borrower that Bank from time to time reasonably requests.

          (g) Payment of Debt, Taxes, and Other Obligations.  Borrower shall (i)
              ---------------------------------------------
     pay and perform all of its indebtedness and obligations promptly and in accordance with normal terms; and (ii) pay and discharge or cause to be paid and discharged promptly when due and payable and before they are in default, all taxes, assessments, and other governmental charges or levies imposed on it or its income, profits, property, or business, and all lawful claims for labor, material and supplies, or other goods or services which, if unpaid, might become a lien or charge on its properties. However, any tax, assessment, charge, levy, or claim need not be paid if its validity is being contested in good faith by appropriate proceedings, Borrower has made adequate reserves for it on its books in accordance with GAAP applied on a consistent basis and no lien resulting therefrom attaches to any property of Borrower and becomes enforceable by its creditors.

          (h) Limitation on Liens.  Borrower shall not create or permit to exist
              -------------------
     any Liens on any of its property, except Permitted Liens.

          (i) Margin Stock.  Borrower shall not use any proceeds of the Loan to
              ------------
     purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

          (j) Further Assurances.  Borrower shall take such further action,
              ------------------
     execute such further agreements, and provide to Bank such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

          8.   Default.  The occurrence of one or more of the following events
               -------
constitutes a Default under this Agreement and with respect to the other Loan
Documents:

          (a) Nonpayment.  Borrower fails to pay any principal or interest on
              ----------
     the Note within 3 days of when the same becomes due and payable in accordance with its terms or fails to pay any other Liabilities when the same becomes due and payable, subject to any applicable cure periods or grace periods; or

          (b) Representation False.  Any representation or warranty made by
              --------------------
     Borrower or any other party to any Loan Document (other than Bank) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have

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Health Management Associates, Inc.
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     been untrue or incorrect in any material respect when made; or

          (c) Other Covenants.  Borrower fails to observe or perform any
              ---------------
     agreement, covenant, or obligation contained in this Agreement or any other Loan Document not provided for elsewhere in this section 8 and such default is not cured within 20 days of receipt by Borrower of written notice of any breach; or

          (d) Other Debts.  Borrower shall be in default under the Master Credit
              -----------
     Facility or any material Contractual Obligation; or

          (e) Voluntary Proceedings.  Borrower shall (i) voluntarily liquidate
              ---------------------
     or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

          (f) Judgments.  Judgments in excess of $5,000,000 in the aggregate
              ---------
     shall be rendered against Borrower and shall remain undischarged, undismissed, and unstayed for more than 30 days (except judgments validly covered by insurance) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the assets of Borrower, by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or

          (g) Material Adverse Change.  Borrower suffers a material adverse
              -----------------------
     change in its assets, business, operation, property, or condition (financial or other), or any material loss, theft, damage, or destruction of the assets of Borrower, which loss is not fully insured and which could have material adverse effect on the business, operations, property, or condition (financial or other) of Borrower, or

If any Default occurs, Bank may, without notice to Borrower, at its option, terminate the Loan Commitment and withhold further Advances to Borrower, and may declare any or all Liabilities to be immediately due and payable (if not earlier demanded), bring suit against Borrower to collect the Liabilities, exercise any remedy available to Bank hereunder and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of Bank to exercise any other remedies.

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          9.   Expenses.  Borrower shall pay on demand (i) all of Bank's costs
               --------
and expenses in connection with the negotiation, preparation, execution, delivery, administration of, and any amendment, supplement, or modification to, the Note, this Agreement, and the other Loan Documents including the reasonable fees and out-of-pocket expenses of counsel for Bank with respect thereto and all reasonable costs and expenses incurred in enforcing or preserving Bank's rights under the foregoing documents (including all reasonable attorney's fees and expenses) incurred in all matters of enforcement, negotiation, interpretation, and collection, before, during, and after demand, suit, proceeding, trial, appeal, and post-judgment collection efforts, and any bankruptcy, reorganization, or similar proceeding (including efforts to obtain relief from any stay) if Borrower or any other Person or entity liable for the Loan becomes involved in any bankruptcy, reorganization, or similar proceeding, (ii) any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of the Note, this Agreement, and the other Loan Documents, and Borrower shall save Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission by Borrower to pay such taxes and fees. Bank's legal fees in connection with preparation of this Agreement will not exceed $2,500. The agreements in this section will survive the repayment of the Liabilities and the termination of this Agreement.

          10.  Waiver and Modification; Remedies Cumulative.  A waiver,
               --------------------------------------------
amendment, discharge, extension, termination, or modification of this Agreement or the other Loan Documents will be valid and effective only if it is in writing and signed by all the parties to the agreement. A written waiver by the Bank of a Default under any provision of this Agreement or the other Loan Documents will not operate as a waiver of either any other Default or a succeeding Default under the same provision or as a waiver of the provision itself. No delay or course of dealing by the Bank will operate as a waiver of any right, power, or remedy of the Bank, except to the extent manifested in writing by the Bank and except when this Agreement or the other Loan Documents expressly requires a right, power, or remedy to be exercised within a specified time.

          11.  Notices.  Every demand, consent, notice, or approval required or
               -------
permitted to be given by a party under this Agreement or the other Loan Documents will be valid only if it is in writing (whether or not the applicable provision of this Agreement or the other Loan Documents state that it must be in writing) and delivered personally or by telecopy, commercial courier, or first class, postage prepaid, United States mail (whether or not certified or registered

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Health Management Associates, Inc.
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and regardless of whether a return receipt is requested or received by the sender), and addressed by the sender as follows:

          (a)  If to Borrower:
               --------------

               Health Management Associates, Inc.
               5811 Pelican Bay Blvd., Suite 500
               Naples, FL  34108

               Attention:  Robert E. Farnham

          (b)  If to Bank:
               ----------

               First Union National Bank
               5th Floor
               One First Union Center
               301 South College Street
               Charlotte, North Carolina  28288

               Attention:  Ann M. Dodd

or to such other address as Bank or Borrower may designate by notice given to the other parties in accordance with this section. A validly given demand, consent, notice, or approval will be effective on its receipt. The Bank and Borrower shall promptly notify each other of any change in their respective mailing addresses that are listed in this Agreement.

          12.  Governing Law.  The validity, construction, enforcement, and
               -------------
interpretation of this Agreement will be governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdiction pertaining to the resolution of conflicts of laws with other jurisdictions.

          13.  Miscellaneous.  Time is of the essence with respect to the
               -------------
performance or satisfaction by Borrower of every term, condition, covenant, agreement, and obligation under the Loan Documents. The Loan Documents are not assignable by Borrower, and any purported assignment will be invalid and unenforceable against Bank. This Agreement is binding on the respective heirs, assignees, successors, and personal representatives of the parties to it and inures to the benefit of Bank's assignees, successors, and legal representatives and any subsequent holder of the Note. If this Agreement calls for the approval or consent of Bank, such approval or consent may be given or withheld in the discretion of Bank unless otherwise specified in this Agreement. The parties may execute each Loan Document in counterparts. Each executed counterpart will constitute an original document, and all of them, together, will constitute the same agreement.

Health Management Associates, Inc.
March 23, 2000



          14.  Waiver of Jury Trial.  BORROWER AND BANK WAIVE TRIAL BY JURY IN
               --------------------
CONNECTION WITH LITIGATION ARISING IN CONNECTION WITH THIS AGREEMENT.


                           -------------------------

If this Agreement accurately states our understandings and agreements with you, please so signify by signing in the space provided below for your signature in the presence of a notary public, and have the notary contemporaneously sign this Agreement in the space provided below.

                              Sincerely yours,

                              FIRST UNION NATIONAL  BANK


                              By:      /s/  Ann M. Dodd
                                   --------------------------------------
                                      Name:   Ann M. Dodd
                                             ----------------------------
                                      Title:  Senior Vice President
                                             ----------------------------

                `             Accepted and Approved:

                              HEALTH MANAGEMENT ASSOCIATES,
                              INC.


                              By:      /s/  Robert E. Farnham
                                   --------------------------------------
                                      Name:   Robert E. Farnham
                                             ----------------------------
                                      Title:  Vice President
                                             ----------------------------
                                              Corporate Controller